Exhibit 1(t)

BLACKROCK LARGE CAP SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

BlackRock Large Cap Series Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety (4) of ARTICLE IV and inserting in lieu thereof new (4) to read as follows:

(4)  The Board of Directors may vary among the holders of a particular series or class in the discretion of the Board of Directors, the form of payment that the holders of any particular series or class of capital stock of the Corporation receive in the case of a reorganization or liquidation of the Corporation or any series or class. The Board of Directors may also vary among the holders of a particular series or class (a) the length of time shares must be held prior to conversion into shares of another class or series (the “Holding Period(s)”), (b) the manner in which the time for such Holding Period(s) is determined and (c) the series or class into which the particular series or class is being converted; provided, however, that with respect to holders of the Corporation’s shares issued on or after the date of the Corporation’s first effective prospectus which sets forth Holding Period(s), the Holding Periods(s), the manner in which the time for such Holding Period(s) is determined and the series or class into which the particular series or class is being converted shall be disclosed in the Corporation’s prospectus or statement of additional information in effect at the time such shares, which are the subject of the conversion, were issued.

SECOND: The Charter is hereby further amended by deleting therefrom in its entirety (2) and (3) of ARTICLE VI and inserting in lieu thereof new (2) and (3) to read as follows:

(2)  The Corporation shall have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors, desirable in order to prevent the Corporation from being deemed a “personal holding company” within the meaning of the Internal Revenue Code of 1986, as amended, (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any series or class of stock for the stockholder is below an amount determined from time to time by the Board of Directors or (iii) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization or liquidation of the Corporation or any series or class.

(3)  Payment for shares of capital stock of the Corporation of any series or class redeemed at the option of the Corporation may be made wholly or partly in cash or portfolio securities of the Corporation and, in the case of a reorganization, wholly or partly in cash or equity interests in another legal entity, and the form of payment may vary among the holders of any particular series or class of capital stock of the Corporation in the discretion of the Board of Directors.

THIRD: The foregoing amendments to the Charter were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by Section 2-604(b) of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary on this 20th day of May, 2026.

ATTEST:	BLACKROCK LARGE CAP SERIES
FUNDS, INC.

/s/Janey Ahn	By: /s/John M. Perlowski
Janey Ahn	John M. Perlowski
Secretary	President